
                                  NSAR ITEM 77O
                                      1999

                            VK Municipal Income Trust
                               10f-3 Transactions

  UNDERWRITING #          UNDERWRITING           PURCHASED FROM        AMOUNT OF SHARES     % OF UNDERWRITING     DATE OF PURCHASE
                                                                          PURCHASED


         1              Dormitory Auth NY         Bear Stearns           1,000,000                 0.569%            02/25/99
         2            NY Transit Authority        PaineWebber            5,305,000                 1.613%            06/28/99
         3            NY Transit Authority        PaineWebber            3,000,000                  0.91%            06/28/99
         4             Metro. Pier & Expo         Smith Barney           2,000,000                 0.476%            08/23/99
         5            NY State Dorm-Courts        PaineWebber            5,000,000                 1,821%            12/10/99
